FTE Networks Receives Notice of Noncompliance from NYSE American

New York, NY, June 11, 2019 — FTE Networks, Inc. (NYSE American: FTNW) (“FTE” or the “Company”), a leading provider of innovative technology solutions for smart platforms, network infrastructure and intelligent buildings, today announced that on June 5, 2019, the Company received a notice of non-compliance from the NYSE Regulation staff of the New York Stock Exchange (“NYSE”). As previously disclosed on the Company’s Form 8-K filed on June 3, 2019, four of the members of the board of directors (the “Board”) of FTE Networks, Inc. (the “Company”) resigned effective May 30, 2019. On May 30, 2019, the Company notified NYSE that, following the resignations, the Company had only one independent director, that he was the only member of the Audit Committee and that there were no members on the Nominating Committee and Compensation Committee. As a result, NYSE sent the Company a letter dated June 5, 2019 advising the Company that it was no longer in compliance with NYSE’s continued listing requirements set forth in Part 8 of the NYSE American Company guide (the “Company Guide”).

Specifically, after giving effect to the board and respective committee resignations, NYSE informed the Company that: (1) the Company’s Audit Committee was no longer compliant with Section 803B(2)(c) of the Company Guide as it was no longer composed of two independent members; (2) the Company’s Nominating Committee was no longer compliant with the requirements set forth in Section 804 of the Company Guide; and (3) the Company’s Compensation Committee was no longer compliant with the requirements set forth in Section 805(a) of the Company Guide.

To regain compliance with the above listed continued listing requirements, the Company’s Board of Directors (the “Board”) appointed Jeanne Kingsley to the Board and to the Company’s Audit Committee, following a determination by the Board that Ms. Kingsley is “independent” under NYSE listing standards and other governing laws and applicable regulations, including Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Ms. Kingsley will join Mr. James Shiah on the Audit Committee, which committee Mr. Shiah chairs. Mr. Shiah will also serve on the Company’s Compensation Committee and Nominating and Corporate Governance Committee. Additionally, the Board appointed Stephen Berini as a director, effective June 10, 2019. The Board determined that Mr. Berini is “independent” under NYSE listing standards and other governing laws and applicable regulations, including Rule 10A-3 under the Exchange Act.

Following the appointment of Ms. Kingsley to the Company’s Audit Committee and Mr. Shiah’s appointment to the Compensation Committee and the Nominating and Corporate Governance Committee, the Company has regained compliance with the continued listing requirements under Sections 803B(2)(c), 804, and 805(a) of the Company Guide.

The Company is making this announcement in compliance with Sections 401(j), 402(g), and 1009(j) of the Company Guide, which requires prompt disclosure of receipt of a notification of noncompliance with the Exchange’s continued listing standards.

About FTE Networks, Inc.

FTE Networks, Inc. (“FTNW”), FTE Networks, Inc. (“FTNW”) is a leading provider of innovation technology. We enable adaptive and efficient smart network connectivity platforms, infrastructure and buildings. FTE provides end-to-end design, build, and support solutions for state-of-the-art networks, data centers, residential and commercial properties. We create transformative smart platforms and buildings. FTE’s services are predicated on smart design and consistent standards that reduce deployment costs and accelerate delivery of leading-edge projects and services. The Company works with Fortune 100/500 companies, including some of the world’s leading Telecommunications and IT Services Providers as well as REITs and Media Providers.

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Forward-Looking Statements

This release may contain “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Examples of forward-looking statements in this release may include, without limitation, statements regarding the Company’s ability to regain compliance with the Exchange’s other continued listing standards and remain listed on the NYSE American; other matters that involve known or unknown risks, uncertainties and other factors that may cause our results, levels of activity, performance or achievements to differ materially from results expressed or implied by this release. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations, and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and market trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. These risk factors and others are included from time to time in documents we file with the Securities and Exchange Commission, including but not limited to, our Form 10-K’s, Form 10-Q’s and Form 8-K’s. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Accordingly, you should not place undue reliance on these forward-looking statements. Any forward-looking statement made by us in this release is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise.

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Corporate Contact:
FTE Networks, Inc.
237 W. 35th Street, Suite 601

New York, NY 10001

(877) 850-4308
ir@ftenet.com
NYSE American: FTNW